August 15, 2024

Daktronics, Inc.
201 Daktronics Drive
Brookings, South Dakota 57006
Attention: Sheila Anderson

    Re:    Letter Amendment

Daktronics, Inc., a South Dakota corporation (the “Company” or “Borrower”), has entered into a Credit Agreement dated as of May 11, 2023, by and among the Borrower, the other Loan Parties party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Terms used but not otherwise defined in this Letter Amendment (this “Amendment”) shall have the meanings ascribed to them in the Credit Agreement.

Pursuant to Section 9.02 of the Credit Agreement, the Borrower, the Administrative Agent and the Required Lenders hereby agree to amend the Credit Agreement as set forth herein.

1.Effective as of the date hereof, Section 4.02 of the Credit Agreement is hereby amended by adding a new clause (d) immediately after clause (c) to read as follows:

(d)    If, immediately prior to the requested Borrowing or issuance of a Letter of Credit, the Borrowers have not delivered a Borrowing Base Certificate and supporting documentation for the most recently ended calendar month as required by Section 5.01(g), (h), and (i), then the Borrowers must deliver such Borrowing Base Certificate and supporting documentation to the Administrative Agent at least five (5) Business Days (or such shorter period as the Administrative Agent may permit in its sole discretion) prior to the date of the requested Borrowing or issuance of a Letter of Credit.

2.Effective as of the date hereof, Section 5.01 of the Credit Agreement is hereby amended by adding a new paragraph to the end therefore to read as follows:

Notwithstanding the foregoing, so long as the Aggregate Revolving Exposure is $0, the Borrowers shall only be required to deliver Borrowing Base Certificates and supporting documentation set forth in clauses (g), (h) and (i) above at the end of each fiscal quarter (within twenty (20) days of the end thereof).

The Borrower hereby represents and warrants to the Administrative Agent and the Required Lenders that the officer of the Borrower set forth on the signature page hereto remains a duly authorized officer of the Borrower and is authorized to execute and deliver this Amendment. The Borrower hereby reaffirms and remakes all of the representations, warranties, covenants, duties, obligations and liabilities contained in the Credit Agreement and the other Loan Documents.

This Amendment is a Loan Document. To the extent, the terms and provisions of this Amendment contradict or conflict with the terms and provisions of the Credit Agreement, the terms and provisions of this Amendment shall govern and control; provided, however, to the extent the terms and provisions of this Amendment do not contradict or conflict with the terms and provisions of the Credit Agreement, the Credit Agreement shall remain in and have its intended full force and effect, and the

Administrative Agent, the Required Lenders and the Borrower hereby affirm, confirm and ratify the same.

Nothing contained in this Amendment shall be or be deemed a waiver of any presently existing or any hereafter arising or occurring Default, nor shall preclude the subsequent exercise of any of Administrative Agent’s rights or remedies. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile or email transmitted executed counterpart of this Amendment will be deemed an acceptable original for purposes of consummating this Amendment.

In Witness Whereof, the Borrower, the Administrative Agent and the Required Lenders have caused this Letter Amendment to be executed and delivered by their duly authorized officers as of the date first set forth above.

DAKTRONICS, INC.

By: /s/ Sheila M. Anderson
Sheila Anderson
Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent, Issuing Bank and Swingline Lender

                        By:/s/ Zachary Borta
                        Zachary Borta
                        Authorized Officer